Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Earnings Release Highlights
•GAAP Net Income of $2.71 per share and Adjusted (non-GAAP) Operating Earnings of $2.44 per share for the fourth quarter of 2024. GAAP Net Income of $11.89 per share and Adjusted (non-GAAP) Operating Earnings of $8.67 per share for the full year 2024, far exceeding the top end of our twice revised guidance range of $8.00-$8.40 per share.
•Affirming full-year 2025 Adjusted (non-GAAP) Operating Earnings guidance range of $8.90 - $9.60 per share. You can find our full 2025 disclosures on the IR section of our website as part of the Calpine Acquisition presentation from January 10, 2025.
•Entered a definitive agreement to acquire Calpine Corporation, which will combine the largest producer of clean, emissions-free energy, with the reliable, dispatchable natural gas assets of Calpine, and will also create the nation's leading competitive retail supplier poised to meet growing demand for customers and communities
•Announced the signing of a 20-year power purchase agreement with Microsoft that will support the launch of the Crane Clean Energy Center
•Delivered on our commitment to shareholders:
◦Completed $1 billion of share repurchases; cumulatively we have repurchased $2 billion since 2023, with $1 billion authorization remaining
◦Our issuer credit rating was upgraded by Moody’s Investor Services (Moody’s) from Baa2 to Baa1
◦Issued the nation’s first corporate green bond including nuclear energy
◦Increased the annual per share dividend by 25%, and expect to grow the dividend per share by another 10% in 2025
▪Declared a quarterly dividend of $0.3878 per share on our common stock, payable on March 18, 2025, to shareholders of record as of 5 p.m. Eastern time on March 7, 2025
•Ranked the No. 1 producer of emissions-free energy and boasted the lowest rate of carbon dioxide emissions for the 11th consecutive year
•Achieved a nuclear operating capacity factor of 94.6% and 94.4% for the twelve months ended December 31, 2024 and 2023, respectively
•Awarded 2024 Great Place to Work® certification for second year in a row, earning a place on three Great Place to Work Award lists:
◦Fortune Best Workplaces for ParentsTM 2024
◦Fortune Best Workplaces for WomenTM 2024
◦Fortune Best Workplaces in Manufacturing & ProductionTM 2024
•Contributed more than $20 million through Constellation, its foundation and its employees to over 4,100 organizations and our people logged 116,500 volunteer hours in our communities

Baltimore (Feb. 18, 2025) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the fourth quarter and full year 2024.

“The 14,000 women and men of Constellation remain the driving force behind our strong operational and financial performance in 2024. Whether it’s AI and the many technologies of the future, or the everyday needs of families and businesses across our nation, Constellation provides the reliable and sustainable energy needed today and is investing billions of dollars to power our country for decades to come. We know that reliable, affordable and sustainable power is the key to America’s freedom and the life-blood of our economic prosperity, and over the past three years we have built a company that can meet that need for power with unmatched capabilities,” said Joe Dominguez, president and CEO, Constellation. “As we look forward to closing the Calpine acquisition later this year, Constellation will create new capabilities that will increase product offerings across America to help families and businesses thrive and grow. There has never been a more exciting time for our country and for the energy industry. We are privileged to be at the heart of it all.”

“For the second consecutive year since forming our new company, Constellation has outperformed the top end of its guidance range – a testament to the combined value of our commercial and generation businesses, which were firing on all cylinders in 2024,” said Dan Eggers, chief financial officer, Constellation. “Backstopped by our strong balance sheet and industry leading generation and commercial businesses, we’re affirming our 2025 adjusted operating earnings guidance range at $8.90-9.60 per share. Independent of our pending acquisition of Calpine, Constellation will invest over $2.5 billion in 2025 to reliably operate our business for the long-term and fund our growth investments to help meet growing power demand.”
Fourth Quarter 2024
Our GAAP Net Income (Loss) for the fourth quarter of 2024 increased to $2.71 per share from ($0.11) per share in the fourth quarter of 2023. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2024 increased to $2.44 per share from $1.74 per share in the fourth quarter of 2023. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2024 primarily reflects:
•Favorable nuclear PTC portfolio results and favorable labor (incentives), contracting and materials partially offset by unfavorable market and portfolio conditions and impacts of nuclear outages

Full Year 2024
Our GAAP Net Income for 2024 increased to $11.89 per share compared to $5.01 per share in 2023. Adjusted (non-GAAP) Operating Earnings for 2024 increased to $8.67 per share from $6.28 per share in 2023. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings for the full year 2024 primarily reflects:
•Favorable nuclear PTC portfolio results and market and portfolio conditions partially offset by unfavorable labor (incentives), contracting and materials, banked ZEC revenues and interest expense

Recent Developments and Highlights

•Affirming 2025 Adjusted (non-GAAP) Operating Earnings Guidance: On January 10, 2025, we initiated an adjusted operating earnings guidance range of $8.90 - $9.60 per share. We are affirming that guidance today. In addition to Adjusted (non-GAAP) Operating Earnings guidance we provided our expectations for Adjusted (non-GAAP) O&M and Capital for 2025 and 2026 as well as other disclosures and tools to help model the company. These materials can be found on the Investor Relations sections of the Constellation website as part of the Calpine Acquisition presentation.

•Proposed Acquisition of Calpine Corporation: We have entered a definitive agreement to acquire Calpine in a cash and stock transaction composed of 50 million shares of our common stock and $4.5 billion in cash. The agreement will couple the nation’s leading clean energy producer with the reliable, dispatchable natural gas assets of Calpine, opening opportunities to supply more customers coast-to-coast. The combination also will create the nation’s leading competitive retail electric supplier, providing 2.5 million customers with a broader array of customized energy and sustainability solutions and new product offerings to help them manage energy costs and achieve their sustainability goals. This acquisition will help us better serve our customers across America, from families to businesses and utilities.

•Delivering on Our Capital Allocation Promises in 2024: We continued our share repurchase program, buying back approximately $1 billion of our common stock in 2024. Since our Board of Directors approved our share repurchase program, we have successfully repurchased approximately $2 billion of our common stock with approximately $1 billion of remaining authority to repurchase under the program. Our credit rating was upgraded by Moody’s to Baa1 from Baa2 and assigned a stable outlook based on the company’s improved debt coverage metrics and strong financial performance. The upgrade by Moody’s follows two similar upgrades by ratings firm S&P Global Ratings since 2022. We issued a $900 million, 30-year term green bond to be used to finance green projects such as nuclear uprates that will increase production of clean, carbon-free energy at our clean energy centers. Lastly, we increased the annual per share dividend by 25%, and expect to grow the dividend per share by another 10% in 2025.

•Dividend Declaration: Our Board of Directors has declared a quarterly dividend of $0.3878 per share on our common stock. The dividend is payable on Tuesday, March 18, 2025, to shareholders of record as of 5 p.m. Eastern time on Friday, March 7, 2025.

•No. 1 Producer of Emissions-Free Energy: For the 11th consecutive year, we are the nation’s largest producer of emissions-free energy and have the lowest rate of carbon dioxide emissions among the 20 largest private, investor-owned power producers in the United States, according to an independent analysis based on publicly reported 2022 air emissions data. The annual Benchmarking Air Emissions of the 100 Largest Electric Power Producers in the United States report showed that the next cleanest company among the group of 20 had more than four-and-a-half times the rate of carbon dioxide emissions as Constellation.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,494 gigawatt-hours (GWhs) in the fourth quarter of 2024, compared with 45,563 GWhs in the fourth quarter of 2023. Excluding Salem and STP, our nuclear plants at ownership achieved a capacity factor of 94.8% and 95.1% for the fourth quarter of 2024 and 2023, respectively, and 94.6% and 94.4% for the twelve months ended December 31, 2024 and 2023, respectively. There were 66 planned refueling outage days in the fourth quarter of 2024 and 56 in the fourth quarter of 2023. There were 3 non-refueling outage days in the fourth quarter of 2024 and 7 in the fourth quarter of 2023.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and pumped storage hydro fleet was 93.2% and 97.5% in the fourth quarter of 2024 and 2023, respectively, and 97.4% and 98.5% for the twelve months ended December 31, 2024 and 2023, respectively. Energy capture for the wind, solar and run-of-river hydro fleet was 95.7% and 96.3% in the fourth quarter of 2024 and 2023, respectively, and 96.1% and 96.4% for the twelve months ended December 31, 2024 and 2023, respectively.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the Nuclear Decommissioning Trust (NDT) fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.5% and 25.1% for the three and twelve months ended December 31, 2024 and 2023. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 56.3% and 52.9% for the three months ended December 31, 2024 and 2023, respectively and 54.8% and 52.4% for the twelve months ended December 31, 2024 and 2023, respectively. Adjusted (non-GAAP) Operating Earnings for the three and twelve months ended December 31, 2024 and 2023, respectively, does not include the following items (after tax) that were included in our reported GAAP Net Income (Loss):

	Three Months Ended December 31,
	2024		2023
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$852	$2.71	$(36)	$(0.11)
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes $82 and $254, respectively)	(241)	(0.77)	758	2.36
Plant Retirements and Divestitures (net of taxes $14 and $3, respectively)	(40)	(0.13)	9	0.03
Decommissioning-Related Activities (net of taxes $99 and $206, respectively)	177	0.56	(181)	(0.56)
Pension & OPEB Non-Service (Credits) Costs (net of taxes $1 and $3, respectively)	4	0.01	(10)	(0.03)
Separation Costs (net of taxes $— and $2, respectively)	—	—	(5)	(0.02)
ERP System Implementation Costs (net of taxes $— and $1, respectively)	1	—	4	0.01
Change in Environmental Liabilities (net of taxes $2 and $4, respectively)	5	0.02	11	0.03
Income Tax-Related Adjustments	3	0.01	—	—
Acquisition-Related Costs (net of taxes $2 and $2, respectively)	6	0.02	6	0.03
Noncontrolling Interests	(2)	(0.01)	(1)	—
Adjusted (non-GAAP) Operating Earnings	$765	$2.44	$555	$1.74

	Twelve Months Ended December 31,
	2024		2023
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$3,749	$11.89	$1,623	$5.01
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes $346 and $169, respectively)	(1,026)	(3.25)	506	1.56
Plant Retirements and Divestitures (net of taxes $9 and $2, respectively)	28	0.09	(7)	(0.02)
Decommissioning-Related Activities (net of taxes $244 and $339, respectively)	(50)	(0.16)	(183)	(0.56)
Pension & OPEB Non-Service (Credits) Costs (net of taxes $2 and $14, respectively)	5	0.02	(41)	(0.13)
Separation Costs (net of taxes $3 and $21, respectively)	9	0.03	62	0.19
ERP System Implementation Costs (net of taxes $3 and $6, respectively)	8	0.02	19	0.06
Change in Environmental Liabilities (net of taxes $22 and $11, respectively)	65	0.21	33	0.10
Income Tax-Related Adjustments	(52)	(0.17)	(9)	(0.03)
Acquisition-Related Costs (net of taxes $2 and $3, respectively)	6	0.02	9	0.03
Asset Impairments (net of taxes $— and $9, respectively)	—	—	62	0.19
Noncontrolling Interests	(7)	(0.02)	(40)	(0.12)
Adjusted (non-GAAP) Operating Earnings	$2,735	$8.67	$2,034	$6.28
__________
(a)Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 314 million and 321 million for the three months ended December 31, 2024 and 2023, respectively and 315 million and 324 million for the twelve months ended December 31, 2024 and 2023, respectively.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the nation’s largest producer of reliable, emissions-free energy and a leading energy supplier to businesses, homes and public sector customers nationwide, including three-fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are committed to investing in innovative technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income (Loss).
The tables above provide a reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income (Loss) given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Our Adjusted (non-GAAP) Operating and Maintenance (O&M) excludes direct cost of sales for certain end-user businesses, Asset Retirement Obligation (ARO) accretion expense from unregulated units, and decommissioning costs that do not affect profit and loss.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Constellation and Calpine Corporation, the expected closing of the proposed transaction and the timing thereof, the financing of the proposed transaction and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the proposed transaction should not be considered a forecast of future results.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2024 Annual Report on Form 10-K (to be filed on February 18, 2025) in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies, and (2) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

1

Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Operating revenues	$5,382	$23,568
Operating expenses
Purchased power and fuel	2,591	11,419
Operating and maintenance	1,493	6,159
Depreciation and amortization	255	1,123
Taxes other than income taxes	140	586
Total operating expenses	4,479	19,287
Gain (loss) on sales of assets and businesses	69	71
Operating income (loss)	972	4,352
Other income and (deductions)
Interest expense, net	(90)	(506)
Other, net	(23)	670
Total other income and (deductions)	(113)	164
Income (loss) before income taxes	859	4,516
Income tax (benefit) expense	6	774
Equity in income (losses) of unconsolidated affiliates	(3)	(4)
Net income (loss)	850	3,738
Net income (loss) attributable to noncontrolling interests	(2)	(11)
Net income (loss) attributable to common shareholders	$852	$3,749

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Operating revenues	$5,796	$24,918
Operating expenses
Purchased power and fuel	4,018	16,001
Operating and maintenance	1,422	5,685
Depreciation and amortization	288	1,096
Taxes other than income taxes	134	553
Total operating expenses	5,862	23,335
Gain (loss) on sales of assets and businesses	(1)	27
Operating income (loss)	(67)	1,610
Other income and (deductions)
Interest expense, net	(139)	(431)
Other, net	349	1,268
Total other income and (deductions)	210	837
Income (loss) before income taxes	143	2,447
Income tax (benefit) expense	182	859
Equity in income (losses) of unconsolidated affiliates	—	(11)
Net income (loss)	(39)	1,577
Net income (loss) attributable to noncontrolling interests	(3)	(46)
Net income (loss) attributable to common shareholders	$(36)	$1,623

Change in Net income (loss) attributable to common shareholders from 2023 to 2024	$888	$2,126

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$3,022	$368
Restricted cash and cash equivalents	107	86
Accounts receivable
Customer accounts receivable, net	3,116	1,934
Other accounts receivable, net	602	917
Mark-to-market derivative assets	843	1,179
Inventories, net
Natural gas, oil, and emission allowances	243	284
Materials and supplies	1,357	1,216
Renewable energy credits	797	660
Other	689	1,655
Total current assets	10,776	8,299
Property, plant, and equipment, net	21,235	22,116
Deferred debits and other assets
Nuclear decommissioning trust funds	17,305	16,398
Investments	640	563
Goodwill	420	425
Mark-to-market derivative assets	372	995
Deferred income taxes	—	52
Other	2,178	1,910
Total deferred debits and other assets	20,915	20,343
Total assets	$52,926	$50,758

	December 31, 2024	December 31, 2023
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$—	$1,644
Long-term debt due within one year	1,028	121
Accounts payable and accrued expenses	3,943	2,612
Mark-to-market derivative liabilities	467	632
Renewable energy credit obligation	1,076	972
Other	332	338
Total current liabilities	6,846	6,319
Long-term debt	7,384	7,496
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,331	3,209
Asset retirement obligations	12,449	14,118
Pension and non-pension postretirement benefit obligations	1,875	1,802
Spent nuclear fuel obligation	1,366	1,296
Payables related to Regulatory Agreement Units	4,518	3,688
Mark-to-market derivative liabilities	399	419
Other	1,219	1,125
Total deferred credits and other liabilities	25,157	25,657
Total liabilities	39,387	39,472
Commitments and contingencies
Shareholders' equity
Common stock	11,402	12,355
Retained earnings (deficit)	4,066	761
Accumulated other comprehensive income (loss), net	(2,302)	(2,191)
Total shareholders’ equity	13,166	10,925
Noncontrolling interests	373	361
Total equity	13,539	11,286
Total liabilities and shareholders’ equity	$52,926	$50,758

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$3,738	$1,577
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,700	2,514
Deferred income taxes and amortization of ITC	222	251
Net fair value changes related to derivatives	(1,297)	996
Net realized and unrealized (gains) losses on NDT funds	(311)	(476)
Net realized and unrealized (gains) losses on equity investments	(11)	(307)
Other non-cash operating activities	(172)	18
Changes in assets and liabilities:
Accounts receivable	688	396
Inventories	(99)	60
Accounts payable and accrued expenses	1,121	(1,330)
Option premiums received (paid), net	216	26
Collateral received (posted), net	1,803	(1,491)
Income taxes	296	325
Pension and non-pension postretirement benefit contributions	(184)	(54)
Other assets and liabilities	(11,174)	(7,806)
Net cash flows provided by (used in) operating activities	(2,464)	(5,301)
Cash flows from investing activities
Capital expenditures	(2,565)	(2,422)
Proceeds from NDT fund sales	6,005	5,822
Investment in NDT funds	(6,282)	(6,050)
Collection of DPP, net	10,217	7,340
Acquisitions of assets and businesses	(32)	(1,690)
Other investing activities	85	31
Net cash flows provided by (used in) investing activities	7,428	3,031
Cash flows from financing activities
Change in short-term borrowings	(1,105)	146
Proceeds from short-term borrowings with maturities greater than 90 days	200	539
Repayments of short-term borrowings with maturities greater than 90 days	(739)	(200)
Issuance of long-term debt	920	3,195
Retirement of long-term debt	(121)	(168)
Dividends paid on common stock	(444)	(366)
Repurchases of common stock	(999)	(992)
Other financing activities	(1)	42
Net cash flows provided by (used in) financing activities	(2,289)	2,196
Increase (decrease) in cash, restricted cash, and cash equivalents	2,675	(74)
Cash, restricted cash, and cash equivalents at beginning of period	454	528
Cash, restricted cash, and cash equivalents at end of period	$3,129	$454

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,382	$453	(b),(c)	$5,796	$(84)	(b),(c)
Operating expenses
Purchased power and fuel	2,591	609	(b)	4,018	(898)	(b)
Operating and maintenance	1,493	(78)	(c),(f),(g),(i),(j)	1,422	(83)	(c),(d),(f),(i),(j)
Depreciation and amortization	255	(38)	(c),(g)	288	(63)	(c),(g)
Taxes other than income taxes	140	—		134	—
Total operating expenses	4,479			5,862
Gain (loss) on sales of assets and businesses	69	(69)	(g)	(1)	—
Operating income (loss)	972			(67)
Other income and (deductions)
Interest expense, net	(90)	(36)	(b)	(139)	11	(b)
Other, net	(23)	66	(b),(c),(e)	349	(326)	(b),(c),(d),(e)
Total other income and (deductions)	(113)			210
Income (loss) before income taxes	859			143
Income tax (benefit) expense	6	6	(b),(c),(e),(g),(i),(j),(k)	182	53	(b),(c),(d),(e),(f),(g),(i),(j)
Equity in income (losses) of unconsolidated affiliates	(3)	—		—	—
Net income (loss)	850			(39)
Net income (loss) attributable to noncontrolling interests	(2)	2	(h)	(3)	1	(h)
Net income (loss) attributable to common shareholders	$852			$(36)
Effective tax rate	0.7%			127.3%
Earnings per average common share
Basic	$2.72			$(0.11)
Diluted	$2.71			$(0.11)
Average common shares outstanding
Basic	314			320
Diluted	314			321
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest portion of certain adjustments included above.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment for acquisition-related costs.
(k)Adjustment to deferred income taxes due to changes in forecasted apportionment.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$23,568	$(321)	(b),(c)	$24,918	$(1,404)	(b),(c)
Operating expenses
Purchased power and fuel	11,419	1,018	(b)	16,001	(2,365)	(b)
Operating and maintenance	6,159	(292)	(c),(d),(f),(g), (i),(j)	5,685	(343)	(c),(d),(f),(i),(j),(l)
Depreciation and amortization	1,123	(212)	(c),(g)	1,096	(211)	(c),(g)
Taxes other than income taxes	586	—		553	—
Total operating expenses	19,287			23,335
Gain (loss) on sales of assets and businesses	71	(71)	(g)	27	(27)	(g)
Operating income (loss)	4,352			1,610
Other income and (deductions)
Interest expense, net	(506)	(19)	(b)	(431)	18	(b)
Other, net	670	(580)	(b),(c),(e)	1,268	(1,183)	(b),(c),(d),(e)
Total other income and (deductions)	164			837
Income (loss) before income taxes	4,516			2,447
Income tax (benefit) expense	774	(498)	(b),(c),(d),(e),(f),(g),(i),(j),(k)	859	(128)	(b),(c),(d),(e),(f),(g),(i),(j),(k),(l)
Equity in income (losses) of unconsolidated affiliates	(4)	—		(11)	—
Net income (loss)	3,738			1,577
Net income (loss) attributable to noncontrolling interests	(11)	7	(h)	(46)	40	(h)
Net income (loss) attributable to common shareholders	$3,749			$1,623
Effective tax rate	17.1%			35.1%
Earnings per average common share
Basic	$11.91			$5.02
Diluted	$11.89			$5.01
Average common shares outstanding
Basic	315			323
Diluted	315			324
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustment related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest portion of certain adjustments included above.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment for acquisition-related costs.
(k)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(l)Adjustment for an asset impairment.

Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,059	13,340	52,898	53,012
Midwest	23,940	23,793	95,321	93,768
New York	6,477	6,709	25,134	25,546
ERCOT	2,018	1,721	8,358	1,721
Total Nuclear Generation	45,494	45,563	181,711	174,047

Natural Gas, Oil, and Renewables(a)
Mid-Atlantic	328	548	2,137	2,014
Midwest	342	310	1,116	1,024
ERCOT	2,888	3,635	14,778	16,877
Other Power Regions	1,676	1,966	8,692	8,512
Total Natural Gas, Oil, and Renewables	5,234	6,459	26,723	28,427

Purchased Power
Mid-Atlantic	3,022	2,895	15,729	16,509
Midwest	289	257	928	984
ERCOT	753	818	3,249	5,530
Other Power Regions	10,223	11,317	41,077	44,192
Total Purchased Power	14,287	15,287	60,983	67,215

Total Supply/Sales by Region
Mid-Atlantic	16,409	16,783	70,764	71,535
Midwest	24,571	24,360	97,365	95,776
New York	6,477	6,709	25,134	25,546
ERCOT	5,659	6,174	26,385	24,128
Other Power Regions	11,899	13,283	49,769	52,704
Total Supply/Sales by Region	65,015	67,309	269,417	269,689

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Outage Days(b)
Refueling	66	56	230	256
Non-refueling	3	7	36	51
Total Outage Days	69	63	266	307
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants.
(b)Outage days exclude Salem and STP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
ZEC Reference Prices(a)	2024	2023	2024	2023
State (Region)
New Jersey (Mid-Atlantic)(b)(c)	$10.00	$9.95	$9.98	$9.92
Illinois (Midwest)	9.38	0.30	5.60	5.18
New York (New York)(b)	18.27	18.27	18.27	19.05

Capacity Reference Prices
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$53.60	$49.49	$51.89	$69.64
ComEd (Midwest)	28.92	34.13	31.09	48.64
Rest of State (New York)	87.44	109.07	106.44	137.88
Southeast New England (Other)	949.57	66.67	581.69	91.67

Electricity Reference Prices(s)
Location (Region)
PJM West (Mid-Atlantic)	$34.73	$36.37	$33.74	$33.06
ComEd (Midwest)	24.60	26.31	25.50	26.64
Central (New York)	41.07	27.33	34.12	26.97
North (ERCOT)	24.64	27.37	26.97	55.15
Southeast Massachusetts (Other)(d)	54.79	34.95	41.70	37.35
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(c)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update in August 2024, the ZEC price for the delivery period beginning June 2023 through May 2024 was calculated to be $9.95.
(d)Reflects New England, which comprises the majority of the activity in the Other region.